Exhibit 99.1

FOR IMMEDIATE RELEASE	Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
	Telephone:	781-250-0111
	Telefax:	781-250-0115

CONTACT:

Laura Whitehouse

VP, Market Development

(781) 419-1812

Repligen Announces Long Term Supply Agreement with GE Healthcare for

Recombinant Protein A

WALTHAM, MA – January 28, 2010 – Repligen Corporation (NASDAQ: RGEN) Repligen Corporation (NASDAQ: RGEN) announced today that it has extended its longstanding relationship with GE Healthcare Bio-Sciences AB by entering into a five-year supply agreement for recombinant Protein A, a consumable used in the manufacture of monoclonal antibodies, a highly successful class of biopharmaceutical. Repligen is the world’s leading supplier of recombinant Protein A and has manufactured recombinant Protein A for GE Healthcare for more than 10 years. This agreement provides for Repligen to continue to be a strategic supplier to GE Healthcare through 2014. GE Healthcare sells chromatography products which incorporate Repligen’s recombinant Protein A to the biopharmaceutical industry for the manufacture of monoclonal antibodies.

“We are very pleased to continue our long standing relationship with GE Healthcare,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen Corporation. “This agreement ensures continuity in the supply of high quality recombinant Protein A supported by our business continuity plans and quality systems that are required by the biopharmaceutical industry.”

There are currently more than 25 monoclonal antibodies that have received regulatory approval with more than 200 products in various stages of clinical development. The worldwide revenues from this class of drug exceeded $35 billion in 2009.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on the development of novel therapeutics for neurological disorders. In addition, we are the world’s leading supplier of recombinant Protein A, the sales of which partially fund the advancement of our development pipeline while supporting our financial stability. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market

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Repligen Announces Long Term Supply Agreement with GE Healthcare for Recombinant Protein A, January 28, 2010

acceptance of our products, our ability to compete with larger, better financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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